EXECUTION VERSION

CONTRIBUTION AND EXCHANGE AGREEMENT

Dated as of August 24, 2012

by and among

ICAHN ENTERPRISES L.P.,

BECKTON CORP.,

BARBERRY CORP.,

High River Limited Partnership

and

Koala Holding LP

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Table of Contents

(continued)

		Page

ARTICLE V

Representations and Warranties of IEP

Section 5.1	Organization of IEP	7
Section 5.2	Authority	7
Section 5.3	No Conflicts	7
Section 5.4	Consents and Approvals	7
Section 5.5	Brokers	8
Section 5.6	Title	8

ARTICLE VI

Covenants

Section 6.1	Efforts to Consummate Transaction.	8

ARTICLE VII

Conditions to Closing

Section 7.1	Conditions to Obligations of the Contributing Parties	9
Section 7.2	Conditions to Obligations of IEP	9

ARTICLE VIII

Indemnification

Section 8.1	Indemnification by Barberry.	10
Section 8.2	Claims	11
Section 8.3	Notice of Third Party Claims; Assumption of Defense	12
Section 8.4	Settlement or Compromise	12
Section 8.5	Failure of Barberry to Act	12
Section 8.6	Tax Character	13
Section 8.7	Sole and Exclusive Remedy	13

ARTICLE IX

Definitions

Section 9.1	Defined Terms	13

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Table of Contents

(continued)

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ARTICLE X

Miscellaneous

Section 10.1	Investigation	17
Section 10.2	Survival of Representations and Warranties	18
Section 10.3	Entire Agreement	18
Section 10.4	Waiver	18
Section 10.5	Amendment	18
Section 10.6	No Third Party Beneficiary	18
Section 10.7	Assignment; Binding Effect	18
Section 10.8	Headings	18
Section 10.9	Invalid Provisions	19
Section 10.10	Governing Law	19
Section 10.11	Counterparts	19
Section 10.12	Waiver of Jury Trial	19
Section 10.13	Consent to Jurisdiction	19
Section 10.14	Expenses	20
Section 10.15	Notices	20
Section 10.16	Further Assurances	21

Schedules

Schedule 1.1	Contribution and Exchange
Schedule 3.1	Net Worth of Barberry

IEP Disclosure Schedule

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CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of August 24, 2012, is by and among Icahn Enterprises L.P., a Delaware limited partnership (“IEP”), Beckton Corp., a Delaware corporation (“Beckton”), Barberry Corp., a Delaware corporation (“Barberry”), High River Limited Partnership, a Delaware limited partnership (“High River”), and Koala Holding LP, a Delaware limited partnership (“Koala,” together with High River, the “Contributing Parties,” each a “Contributing Party”). Capitalized terms not otherwise defined herein have the meanings set forth in Article IX.

RECITALS:

WHEREAS, IEP Energy LLC (the “Company”) owns 71,198,718 shares of common stock of CVR Energy, Inc. (“CVR”), which shares currently represent approximately 82% of the total issued and outstanding shares of common stock of CVR (“CVR Stock”);

WHEREAS, the Contributing Parties collectively own approximately 6.41% of the membership interests in the Company (the “LLC Shares”) on account of their contribution of 4,566,546 shares of CVR Stock to the Company; and

WHEREAS, the Contributing Parties desire to contribute to IEP, and IEP desires to receive from the Contributing Parties, the LLC Shares (the “Contribution Shares”) upon the terms and subject to the conditions in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Terms of the Transaction

Section 1.1           Contribution of Contribution Shares. At the Closing, and on the terms set forth in this Agreement, the Contributing Parties shall cause the Contribution Shares to be contributed, assigned, transferred, conveyed and delivered to IEP in the number of LLC Shares set forth opposite each Contributing Party’s name on Schedule 1.1, and IEP shall receive and accept the Contribution Shares.

Section 1.2           Consideration. The consideration to be issued, transferred, conveyed and delivered by IEP to the Contributing Parties at the Closing in exchange for the contribution of the Contribution Shares to IEP shall equal 3,288,371 fully paid and nonassessable IEP Units, for an aggregate consideration of 3,288,371 IEP Units (the “Exchange Units”). The Exchange Units shall be allocated among the Contributing Parties as set forth on Schedule 1.1.

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Section 1.3           Closing. The closing of the transactions contemplated by Section 1.1 and Section 1.2 hereof (the “Closing”) shall take place (a) at the offices of IEP, located at White Plains Plaza, 445 Hamilton Avenue – Suite 1210, White Plains, NY 10601, immediately after all the conditions set forth in Article VII are satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or (b) at such other time, date or place as the parties may agree. The date on which the Closing occurs is herein referred to as the “Closing Date”. The Closing shall be deemed effective for all accounting, financial and reporting purposes as of the close of business on the Closing Date.

Section 1.4           Actions at the Closing. At the Closing: (i) IEP shall issue and deliver to each Contributing Party a certificate or certificates representing the Exchange Units to be received by such Contributing Party pursuant to Section 1.2, or, in the case of any Exchange Units that are held in book-entry form, IEP shall cause such Exchange Units to be transferred to the account designated in writing by such Contributing Party; (ii) each Contributing Party shall deliver to IEP the Contribution Shares it is contributing pursuant to Section 1.1, together with instruments of transfer satisfactory to IEP or, in the case of any Contribution Shares that are held in book-entry form, such Contributing Party shall cause such Contribution Shares to be transferred to the account designated in writing by IEP; (iii) if requested by IEP, each Contributing Party shall deliver to IEP a statement, meeting the requirements of section 1.1445-2(b)(2) of the Treasury regulations, to the effect that such Contributing Party is not a foreign person; (iv) pursuant to Section 5.1 of the IEP Registration Rights Agreement, each Contributing Party shall deliver to IEP an executed signature page to the IEP Registration Rights Agreement (the “IEP Registration Rights Joinder”); (v) IEP shall acknowledge, by signing the IEP Registration Rights Joinder, that, as a result of the Contributing Parties’ delivery of the IEP Registration Rights Joinder, the Contributing Parties shall be and shall be deemed to be each a “Holder” under the IEP Registration Rights Agreement for all purposes thereunder; (vi) IEP shall deliver or cause to be delivered to the Contributing Parties evidence that the Nasdaq has approved the Exchange Units for listing, subject only to official notice of issuance, in form and substance reasonably acceptable to Contributing Parties; and (vii) Beckton shall cause Icahn Enterprises GP Holdings LP (“IEGP”), the general partner of IEP to make such contribution to IEP as is necessary for IEGP to maintain a 1% general partnership interest in IEP.

Section 1.5           Adjustments. In the event that the number of LLC Shares or IEP Units, or securities convertible or exchangeable into or exercisable for LLC Shares or IEP Units, issued and outstanding prior to (and including) the Closing Date changes as a result of a reclassification, stock or unit split (including a reverse stock or unit split), stock or unit dividend or stock or unit distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the LLC Shares and/or IEP Units to be delivered as consideration hereunder, as applicable, shall be proportionately and equitably adjusted to account for such change.

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Section 1.6           Tax Treatment. The parties agree and acknowledge that the contribution of the Contribution Shares to IEP in exchange for the Exchange Units is intended to qualify as a tax-free contribution to a partnership under Code Section 721(a) and no party, on a Tax Return or otherwise, shall, except to the extent required by Law, take any position inconsistent with such treatment.

Section 1.7           704(c) Methods. Beckton will cause IEGP, to the extent possible, to take such action as is necessary, including selecting methods under Code Section 704(c), to cause each Exchange Unit to have the same economic and tax characteristics to any purchaser or acquiror thereof as each other IEP Unit, provided that Beckton consults with the Audit Committee with respect to all Code Section 704(c) elections relating to this transaction.

ARTICLE II

Representations and Warranties of Contributing Parties Relating to Contributing Parties

Each Contributing Party hereby makes the following representations and warranties contained in this Article II to IEP.

Section 2.1           Organization of Contributing Parties. Such Contributing Party is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Such Contributing Party has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Contributing Party is an Affiliate (as defined under the IEP Registration Rights Agreement) of a Holder (as defined under the IEP Registration Rights Agreement).

Section 2.2           Authority. The execution and delivery by such Contributing Party of this Agreement, and the performance by such Contributing Party of its obligations hereunder, have been duly and validly authorized by all requisite limited partnership action on the part of such Contributing Party and no other action on the part of such Contributing Party is necessary for such execution, delivery or performance. This Agreement has been duly and validly executed and delivered by such Contributing Party and constitutes a legal, valid and binding obligation of such Contributing Party, enforceable against such Contributing Party in accordance with its terms.

Section 2.3           Title. Such Contributing Party is the sole owner of the Contribution Shares set forth opposite its name on Schedule 1.1 and has good and valid title to such Contribution Shares, free and clear of all Liens. The delivery of such Contribution Shares and other instruments of transfer delivered by such Contributing Party to IEP at the Closing will transfer to IEP good and valid title to the Contribution Shares owned by such Contributing Party immediately prior to the Closing, free and clear of all Liens.

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Section 2.4           No Conflicts. The execution and delivery by such Contributing Party of this Agreement do not, and the performance by such Contributing Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of such Contributing Party;

(b)          conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Contributing Party;

(c)          (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Contributing Party to obtain any consent, approval or action of, make any filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) with or give any notice to any Person, as a result or under the terms of, or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, any Contract or License to which such Contributing Party is a party; or

(d)          result in the creation or imposition of any Lien upon the Contribution Shares.

Section 2.5           Governmental Consents and Approvals. Other than compliance with any applicable foreign or state securities or blue sky Laws, no consent, authorization or approval of, filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) or registration with, or cooperation from, any Governmental or Regulatory Authority is necessary in connection with the execution, delivery and performance by such Contributing Party of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.6           Brokers. Such Contributing Party has not used any broker or finder in connection with the transactions contemplated hereby, and neither IEP nor any of its Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained or purporting to be retained by such Contributing Party in connection with any of the transactions contemplated by this Agreement.

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Section 2.7           No Purchases or Sales. Other than the acquisition or disposition of LLC Shares, CVR Stock or IEP Units from or to Affiliates, no Contributing Party nor any of its Affiliates has directly or indirectly acquired or disposed of any CVR Stock or IEP Units during the 60 days preceding the date hereof.

ARTICLE III

Representations and Warranties of Barberry Relating to Barberry

Barberry hereby makes the following representations and warranties contained in this Article III to IEP.

Section 3.1           Net Worth of Barberry. Schedule 3.1 sets forth the net worth of Barberry as of the date hereof.

ARTICLE IV

Representations and Warranties of Beckton Relating to Beckton

Beckton hereby makes the following representations and warranties contained in this Article IV to IEP.

Section 4.1           Organization. Beckton is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Beckton has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 4.2           Authority. The execution and delivery by Beckton of this Agreement, and the performance by Beckton of its obligations hereunder, has been duly and validly authorized by Beckton’s board of directors and no other action on the part of Beckton or its shareholders is necessary for such execution, delivery or performance. This Agreement has been duly and validly executed and delivered by Beckton and constitutes a legal, valid and binding obligation of Beckton, enforceable against Beckton in accordance with its terms.

Section 4.3           No Conflicts. The execution and delivery by Beckton of this Agreement does not, and the performance by Beckton of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of Beckton;

(b)          conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Beckton; or

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(c)          (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Beckton to obtain any consent, approval or action of, make any filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) with or give any notice to any Person, as a result or under the terms of, or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, any Contract or License to which Beckton is a party.

Section 4.4           Governmental Consents and Approvals. Other than (i) compliance with any applicable foreign or state securities or blue sky Laws and (ii) the filings or notices that are required and customary pursuant to any state environmental transfer statutes, no consent, authorization or approval of, filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) or registration with, or cooperation from, any Governmental or Regulatory Authority is necessary in connection with the execution, delivery and performance by Beckton of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.5           Brokers. Beckton has not used any broker or finder in connection with the transactions contemplated hereby, and neither IEP nor any of its Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained or purporting to be retained by Beckton in connection with any of the transactions contemplated by this Agreement.

Section 4.6           No Purchases or Sales. Other than the acquisition or disposition of LLC Shares, CVR Stock or IEP Units from or to Affiliates, neither Beckton nor any of its Affiliates has directly or indirectly acquired or disposed of any LLC Shares, CVR Stock or IEP Units during the 60 days preceding the date hereof.

ARTICLE V

Representations and Warranties of IEP

Except as set forth on the IEP disclosure schedule (if any) delivered by IEP to the Contributing Parties concurrently with the execution and delivery of this Agreement (the “IEP Disclosure Schedule”), IEP hereby makes the following representations and warranties contained in this Article V to the Contributing Parties. The IEP Disclosure Schedule is arranged and numbered to correspond to the numbered and lettered paragraphs contained in this Article V. Unless otherwise specified herein, disclosure made in any particular Section of the IEP Disclosure Schedule shall be deemed made in any other Section or Sections of the IEP Disclosure Schedule to which the relevance of such disclosure is readily apparent on its face from the text of such disclosure.

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Section 5.1           Organization of IEP. IEP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. IEP has full organizational power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

Section 5.2           Authority. The execution and delivery by IEP of this Agreement, and the performance by IEP of its obligations hereunder, have been duly and validly authorized and no other action on the part of IEP or IEP’s general partner is necessary. This Agreement has been duly and validly executed and delivered by IEP and constitutes a legal, valid and binding obligation of IEP enforceable against IEP in accordance with its terms.

Section 5.3           No Conflicts. The execution and delivery by IEP of this Agreement do not, and the performance by IEP of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will not:

(a)          conflict with, or result in a violation or breach of, any of the terms, conditions or provisions of the organizational documents of IEP;

(b)          conflict with, or result in a violation or breach of, any term or provision of any Law or Order applicable to IEP; or

(c)          (i) conflict with, or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require IEP to obtain any consent, approval or action of, make any filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon IEP or any of its Assets and Properties under, any Contract or License to which IEP is a party or by which any of its Assets and Properties are bound.

Section 5.4           Consents and Approvals. No consent, authorization or approval of, filing (other than with the SEC pursuant to Section 13 and Section 16 of the Exchange Act) or registration with, or cooperation from, any Governmental or Regulatory Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by IEP of this Agreement or the consummation of the transactions contemplated hereby.

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Section 5.5           Brokers. IEP has not used any broker or finder in connection with the transactions contemplated hereby, and each of the Contributing Parties, the Company and CVR, and each of their Affiliates, does not have and shall not have any liability nor shall any of them otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained or purporting to be retained by IEP in connection with any of the transactions contemplated by this Agreement.

Section 5.6           Title. The Exchange Units have been duly authorized by all required action on the part of IEP. The delivery of the Exchange Units delivered by IEP to the Contributing Parties at the Closing will transfer to the Contributing Parties good and valid title to the Exchange Units free and clear of all Liens, other than any Liens created by any Contributing Party.

ARTICLE VI

Covenants

Section 6.1           Efforts to Consummate Transaction.

(a)          From the date hereof through the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The parties will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a Material Adverse Effect or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable Law or regulation or from any Governmental or Regulatory Authority or third parties, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

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(b)          From the date hereof through the Closing Date, the Contributing Parties shall give prompt written notice to IEP of: (i) any occurrence, or failure to occur, of any event whose occurrence or failure to occur would reasonably be expected to cause any representation or warranty of the Contributing Parties contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Contributing Parties or of any officer, member, director, employee, consultant or agent of the Contributing Parties, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Contributing Parties or the conditions to the obligations of IEP hereunder. From the date hereof through the Closing Date, IEP shall give prompt written notice to the Contributing Parties of: (i) any occurrence, or failure to occur, of any event whose occurrence or failure to occur would reasonably be expected to cause any representation or warranty of IEP contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of IEP or any officer, general partner, director, employee, consultant or agent of IEP, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of IEP or the conditions to the obligations of the Contributing Parties hereunder.

ARTICLE VII

Conditions to Closing

Section 7.1           Conditions to Obligations of the Contributing Parties.

(a)          Representations and Warranties; Covenants. (i) Each of the representations and warranties of IEP contained in this Agreement shall have been accurate, true and correct on and as of the date hereof, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by IEP as of the Closing Date (other than the representations and warranties made as of a specific date, which representations and warranties shall have been true and correct only as of such date); (ii) the covenants contained in this Agreement that are to be complied with by IEP on or before the Closing shall have been complied with in all material respects; and (iii) the Contributing Parties shall have received a certificate dated the Closing Date of IEP signed by a duly authorized representative of IEP stating that the conditions specified in clauses (i) and (ii) of this Section 7.1(a) have been satisfied.

(b)          No IEP Material Adverse Effect. Since the date of this Agreement, no event, fact or circumstance shall have occurred or exist that would constitute, or would reasonably be expected to have, a Material Adverse Effect on IEP.

Section 7.2           Conditions to Obligations of IEP. The obligations of IEP to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

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(a)          Representations and Warranties; Covenants. (i) Each of the representations and warranties contained in Articles II, III or IV of this Agreement shall have been accurate, true and correct on and as of the date hereof, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made as of the Closing Date (other than the representations and warranties made as of a specific date, which representations and warranties shall have been true and correct only as of such date); (ii) the covenants contained in this Agreement that are to be complied with by the Contributing Parties on or before the Closing shall have been complied with in all material respects; and (iii) IEP shall have received a certificate dated the Closing Date of the Contributing Parties and Beckton, signed by a duly authorized representative of each Contributing Party and Beckton, stating that the conditions specified in clauses (i) and (ii) of this Section 7.2(a) have been satisfied.

(b)          No Material Adverse Effect. Since the date of this Agreement, no event, fact or circumstance shall have occurred or exist that would constitute, or would reasonably be expected to have, a Material Adverse Effect.

ARTICLE VIII

Indemnification

Section 8.1           Indemnification by Barberry.

(a)          Barberry agrees to indemnify IEP and its Affiliates and their respective officers, directors, employees, independent contractors, stockholders, principals, partners, agents, or representatives (other than Carl C. Icahn and his Affiliates other than Icahn Enterprises G.P. Inc. and its controlled Affiliates; provided, however, that for all purposes of this Article VIII, the Company, CVR, and their controlled Affiliates shall not be deemed to be Affiliates of Icahn Enterprises G.P. Inc.) (each an “Indemnified Person” and collectively, the “Indemnified Persons”) against, and to hold each Indemnified Person harmless from, any and all Losses incurred or suffered by any Indemnified Person relating to or arising out of or in connection with (i) any breach of or any inaccuracy in any representation or warranty made by any Contributing Party in this Agreement or (ii) any breach of or failure by any Contributing Party to perform any of its covenants or obligations set out or contemplated in this Agreement.

(b)          Notwithstanding any provisions to the contrary contained herein, (x) indemnification for Losses under Section 8.1(a) shall be payable by Barberry only if the aggregate amount of all Losses incurred by the Indemnified Persons shall exceed the Basket Amount, at which time all such Losses, including any Losses comprising the Basket Amount, shall be recoverable and (y) the aggregate liability of Barberry for indemnification of IEP under Section 8.1(a) shall in no event exceed the Cap Amount.

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(c)          For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, “Material Adverse Effect”, “Material Adverse Change” or similar qualification, and without regard to any qualification or requirement that a matter be or not be “reasonably expected” to occur, contained in or otherwise applicable to such representation or warranty.

Section 8.2           Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to Barberry of such claim and the amount the Indemnified Person will be entitled to receive hereunder from Barberry; provided that the failure of the Indemnified Person to promptly give notice shall not relieve Barberry of its obligations except to the extent (if any) that Barberry shall have been prejudiced thereby. If Barberry does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from Barberry the amount of such claim, and no later objection by Barberry shall be permitted; if Barberry agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from Barberry the lesser amount, without prejudice to the Indemnified Person’s claim for the difference. In addition to the amounts recoverable by the Indemnified Person from Barberry pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from Barberry interest on such amounts at the rate of Two Times Prime from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

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Section 8.3           Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to Barberry of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (a “Third Party Claim”) in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve Barberry of its obligations except to the extent (if any) that Barberry shall have been prejudiced thereby. Barberry may, at its own expense, participate in the defense of any Third Party Claim, suit, action or proceeding (a) upon notice to the Indemnified Person and (b) upon delivery by Barberry to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such Third Party Claim, suit, action or proceeding and that Barberry shall be liable for the entire amount of any Loss, at any time during the course of any such Third Party Claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) Barberry’s counsel is reasonably satisfactory to the Indemnified Person, and (ii) Barberry shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such Third Party Claim, suit, action or proceeding. If Barberry assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Barberry. If, however, the Indemnified Person reasonably determines in its judgment that representation by Barberry’s counsel of both Barberry and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such Third Party Claim, action, suit or proceeding and Barberry shall pay all of the fees and disbursements in connection with the retention of such separate counsel. If Barberry fails to promptly notify the Indemnified Party that Barberry desires to defend the Third Party Claim pursuant, or if Barberry gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of Barberry, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Person in good faith or will be settled at the discretion of the Indemnified Person (with the consent of Barberry, which consent will not be unreasonably withheld). The Indemnified Person will have full control of such defense and proceedings, including any compromise or settlement thereof. Whether or not Barberry chooses to defend or prosecute any such Third Party Claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

Section 8.4           Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or Barberry, of any claim, suit, action or proceeding shall also be binding upon Barberry or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise thereof; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give Barberry at least thirty (30) days notice of any proposed settlement or compromise of any Third Party Claim, suit, action or proceeding it is defending, during which time Barberry may reject such proposed settlement or compromise; provided, however, that from and after such rejection, Barberry shall be obligated to assume the defense of and full and complete liability and responsibility for such Third Party Claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

Section 8.5           Failure of Barberry to Act. In the event that Barberry does not assume the defense of any Third Party Claim, suit, action or proceeding brought against an Indemnified Person, then any failure of the Indemnified Person to defend or to participate in the defense of any such Third Party Claim, suit, action or proceeding or to cause the same to be done, shall not relieve Barberry of any of its obligations under this Agreement.

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Section 8.6           Tax Character. The parties agree that any payments made to IEP pursuant to this Article VIII will be treated for federal and state income tax purposes as a tax-free contribution to IEP in exchange for the Exchange Units under Code Section 721(a) and no party, on a Tax Return or otherwise, shall, except to the extent required by Law, take any position inconsistent with such treatment.

Section 8.7           Sole and Exclusive Remedy. The indemnification remedy provided by Barberry to the Indemnified Persons under this Article VIII shall be the sole and exclusive remedy to which IEP and each other Indemnified Person shall be entitled after the Closing under this Agreement. Any amounts owed by Barberry to an Indemnified Person under this Article VIII may be paid by Barberry, in its sole discretion, in cash, IEP Units, or a combination of cash and IEP Units. For purposes of determining the number of IEP Units which are to be delivered to an Indemnified Person upon settlement of an indemnification claim in whole or in part with IEP Units, the value of each IEP Unit shall be deemed to be $39.77.

ARTICLE IX

Definitions

Section 9.1           Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

“Agreement” has the meaning ascribed to it in the recitals.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Audit Committee” means the Audit Committee of the Board of Directors of the general partner of IEP, as the same may be constituted from time to time.

“Barberry” has the meaning ascribed to it in the recitals.

“Basket Amount” means $1,300,000.

“Beckton” has the meaning ascribed to it in the recitals.

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“Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

“Business or Condition” of any Person means the business, condition (financial or otherwise), properties, assets or results of operations or prospects of such Person, taken as a whole.

“Cap Amount” shall be equal to $130,786,000.

“Closing” has the meaning ascribed to it in Section 1.4.

“Closing Date” has the meaning ascribed to it in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the recitals.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable and to which CVR, any of its Subsidiaries or the Company is a party.

“Contributing Party” or “Contributing Parties” have the respective meanings ascribed to them in the recitals.

“Contribution Shares” has the meaning ascribed to it in the recitals.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CVR” has the meaning ascribed to it in the recitals.

“CVR Stock” has the meaning ascribed to it in the recitals.

“Dollars” or numbers proceeded by the symbol “$” means amounts in United States Dollars.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Units” has the meaning ascribed to it in Section 1.2.

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“GAAP” means U.S. generally accepted accounting principles at the time in effect.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, administrative or other agency, commission, authority, licensing board official or other instrumentality of the United States or any state, county, city or other political subdivision thereof, or of any foreign government having competent jurisdiction over the Business or Condition of any Person.

“IEGP” has the meaning ascribed to it in Section 1.4.

“IEP” has the meaning ascribed to it in the recitals.

“IEP Disclosure Schedule” has the meaning ascribed to it in the introductory paragraph of Article V.

“IEP Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 30, 2005 by and among American Real Estate Partners, L.P. (now known as IEP), Highcrest Investors Corp., Arnos Corp., Cyprus, LLC and Gascon Partners, as amended by Amendment No. 1 thereto, dated as of August 8, 2007.

“IEP Registration Rights Joinder” has the meaning ascribed to it in Section 1.4.

“IEP Units” means the depositary units representing limited partner interests of IEP.

“Indemnified Person” or “Indemnified Persons” have the respective meanings ascribed to them in Section 8.1(a).

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“License” means licenses, permits, certificates of authority, authorizations, approvals, registrations, findings of suitability, variances, exemptions, certificates of occupancy, orders, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

“Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment, encumbrance or other adverse claim of any kind or description.

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“Loss” or “Losses” means any and all liabilities, losses, costs, claims, obligations, damages (including consequential damages if and to the extent actually paid to a third party in connection with a Third Party Claim, amounts paid in settlement, and reasonable expenses of investigation, enforcement and collection), penalties and expenses (including attorneys’ and accountants’ fees and expenses and costs of investigation and litigation), whether absolute, accrued, conditional or otherwise; provided, however, that the Losses for which any Indemnified Person shall be entitled to indemnification with respect to any claim hereunder shall be net of any (i) tax benefit, (ii) insurance proceeds and (iii) other amounts to the extent actually realized or received, as applicable, at any time and from time to time by such Indemnified Person by reason of or in connection with the same matters, facts or circumstances giving rise to such claim for indemnification hereunder (including without limitation any future such recoveries).

“Material Adverse Effect” or “Material Adverse Change,” as to any Person, means a material adverse change (or circumstance involving a prospective change) in the Business or Condition of such Person. Unless the context otherwise indicates or requires, any reference herein to a “Material Adverse Effect” or “Material Adverse Change” shall mean a “Material Adverse Effect” or “Material Adverse Change” with respect to CVR its Subsidiaries and the Company, taken as a whole.

“Nasdaq” means the Nasdaq Stock Market.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

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“Tax” or “Taxes” means any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by a Tax Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments.

“Tax Authority” means the U.S. Internal Revenue Service or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party Claim” has the meaning ascribed to it in Section 8.3.

“Two Times Prime” means two times the prime rate published by Citibank, N.A.

ARTICLE X

Miscellaneous

Section 10.1      Investigation. It shall be no defense to an action for breach of this Agreement that IEP or any of its agents have (or have not) made investigations into the affairs of CVR or the Company or have Knowledge of a misrepresentation or breach of warranty or that CVR or the Company or any Contributing Party could not have known of the misrepresentation or breach of warranty.

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Section 10.2      Survival of Representations and Warranties. The representations and warranties of the parties hereunder shall survive the Closing for the shorter of (i) a period of six (6) years from the Closing Date or (ii) for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended.

Section 10.3      Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein and made an integrated part hereof, constitutes the entire agreement between the parties hereto and supersedes any and all prior discussions and agreements between the parties relating to the subject matter hereof.

Section 10.4      Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 10.5      Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

Section 10.6      No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except that each Indemnified Person shall be a third party beneficiary of Article VIII.

Section 10.7      Assignment; Binding Effect. No party may assign this Agreement or any right, interest or obligation hereunder without the prior written consent of the other Parties. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

Section 10.8      Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

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Section 10.9      Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 10.10    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except as to matters relating to the internal affairs of the parties, which shall be governed by the respective law of their organization or incorporation, as the case may be.

Section 10.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 10.12    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement or any related instruments or the relationship between the parties. No party will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 10.13    Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any New York State Court in the County of New York or any courts of the United States of America located in the Southern District of New York, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by any means permitted by Section 10.15 (other than facsimile transmission). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

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Section 10.14    Expenses. All expenses, costs and fees in connection with the transactions contemplated hereby (including fees and disbursements of counsel, consultants and accountants) incurred by (a) the Contributing Parties shall be paid and borne exclusively by the Contributing Parties and (b) IEP shall be paid and borne exclusively by IEP. All transfer, documentary, sales, use, stamp and registration Taxes imposed with respect to the contribution and exchange of the Contribution Shares shall be borne by the Contributing Parties.

Section 10.15    Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by certified or registered mail, return receipt requested, and postage prepaid, by courier, or by facsimile transmission, addressed as follows:

If to any Contributing Party:

White Plains Plaza
445 Hamilton Avenue - Suite 1210
White Plains, NY 10601
Attn: Keith Cozza

With a copy to:

Icahn Associates Corp.
767 Fifth Avenue
New York, NY 10153
Attn: Jordan Bleznick

If to IEP:

c/o Icahn Enterprises L.P.
White Plains Plaza
445 Hamilton Avenue - Suite 1210
White Plains, NY 10601
Attn: SungHwan Cho

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With a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attn: William D. Regner

or to such other address as a party may from time to time designate in writing in accordance with this Section 10.15. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, (b) the earlier of receipt of three (3) Business Days after having been sent by certified or registered mail, return receipt requested and postage prepaid, (c) on the Business Day it is sent, if sent by facsimile transmission and an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted is obtained by the sender (provided, however, that such notice or other communication is also sent by some other means permitted by this Section 10.15), or (d) on the first Business Day after sending, if sent by courier or overnight delivery.

Section 10.16    Further Assurances. Each of the parties hereto covenants and agrees that, from time to time subsequent to Closing, it will, at the request of the other party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as such other party may from time to time request be executed or done in order to better evidence, perfect or effect any provision of this Agreement, or of any agreement or other document executed pursuant to this Agreement, or any of the respective obligations intended to be created hereby or thereby.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

BARBERRY CORP.

By:	/s/Keith Cozza
Name: Keith Cozza
Title: Secretary; Treasurer

BECKTON CORP.

By:	s/Keith Cozza
Name: Keith Cozza
Title: Secretary; Treasurer

HIGH RIVER LIMITED PARTNERSHIP

By:	Hopper Investments LLC, its general
partner

By:	Barberry Corp., its sole member

By:	s/Keith Cozza
Name: Keith Cozza
Title: Secretary; Treasurer

KOALA HOLDING LP

By:	Koala Holding GP Corp., its general
partner

By:	s/Keith Cozza
Name: Keith Cozza
Title: Secretary; Treasurer

[Signature Page to the Contribution and Exchange Agreement]

ICAHN ENTERPRISES L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

[Signature Page to the Contribution and Exchange Agreement]

Schedule 1.1

Contribution and Exchange

Contributing Party	Percentage of LLC Shares Contributed	Number of Units of IEP Units Received

High River Limited Partnership	3.53%	1,812,381

Koala Holding LP	2.88%	1,475,990

Total	6.41%	3,288,371